UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.      )

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    NDCHEALTH CORPORATION

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NDCHEALTH CORPORATION
NDC PLAZA
ATLANTA, GEORGIA 30329-2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of NDCHealth Corporation (the “Company”) will be held at the Company’s offices at NDC Plaza, Atlanta, Georgia, 30329-2010 on October 24, 2002, at 9:00 a.m. EDT for the following purposes:

1.	To elect two directors in Class I to serve until the annual meeting of stockholders in 2005; and

2.	To transact any other business that may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on August 28, 2002 are entitled to vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the enclosed Proxy Statement.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by delivering written notice to the Company’s Secretary, Patricia A. Wilson, at the above address, by submitting a later dated proxy, or by appearing at the Annual Meeting to vote in person.

When you submit your proxy, you authorize Robert A. Yellowlees or Patricia A. Wilson or either one of them, each with full power of substitution, to vote your shares at the meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors

PATRICIA A. WILSON
Secretary

Dated:    September 10, 2002

September 10, 2002

NDCHEALTH CORPORATION
NDC PLAZA
ATLANTA, GEORGIA 30329-2010

PROXY STATEMENT

Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Company’s Board of Directors for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will take place at the Company’s offices at NDC Plaza, Atlanta, Georgia 30329-2010 on October 24, 2002, at 9:00 a.m. EDT for the following purposes:

1.	To elect two directors in Class I to serve until the annual meeting of stockholders in 2005; and

2.	To transact any other business that may properly come before the Annual Meeting, or any adjournments thereof.

This Proxy Statement and the accompanying materials are being mailed to stockholders on or about September 10, 2002.

Quorum and Voting

Voting Stock.    Pursuant to the Company’s Certificate of Incorporation, only the common stock, $.125 par value per share (the “Common Stock”), may be voted at the meeting.

Record Date.    Only those holders of Common Stock of record at the close of business on August 28, 2002 are entitled to vote at the Annual Meeting. On that date, there were 34,695,769 shares of Common Stock issued and outstanding, held by approximately 3,348 stockholders of record. These holders are entitled to one vote per share of Common Stock.

Quorum.    In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Voting Options.    Proposal 1, the election of two directors in Class I, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, stockholders may vote “for” the nominees, or “withhold authority” to vote for any of the nominees. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present, an abstention will have the same effect as a vote to “withhold authority,” while a broker non-vote will have no effect on the outcome of the election of the directors.

Internet and Telephone Voting.    Again this year, stockholders of record can simplify their voting and reduce the Company’s costs by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

Default Voting.    When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR NOMINEES, AND (2) IN THE BEST JUDGMENT OF THE PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Revocation of a Proxy.    A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation should be addressed as follows: NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Patricia A. Wilson, Secretary.

Adjourned Meeting.     If a Quorum is not present, the meeting may be adjourned or postponed by those stockholders who are represented. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time, unless the adjournment delays the Annual Meeting by more than thirty days from its intended date or if, after the adjournment a new record date is fixed for the adjourned meeting, in which case timely notice of the adjourned meeting will be provided to the stockholders entitled to vote at that meeting. An adjournment will have no effect on the business to be conducted.

1.    ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine members, divided into three classes of three directors each, with the term of office of each class ending in successive years. The terms of office of directors in Class II and Class III expire at the 2003 and 2004 annual meetings of stockholders, respectively. The terms of the directors in Class I expire at the Annual Meeting. Class I currently consists of three members, Mr. Robert A. Yellowlees, Mr. James F. McDonald and Dr. Jeffrey P. Koplan, who was appointed as a Class I director on July 24, 2002.

The stockholders are being asked to vote on the election to Class I of Mr. James F. McDonald and Dr. Jeffrey P. Koplan. Mr. Robert A. Yellowlees is retiring from the Board upon completion of his current term as part of normal succession planning. Effective immediately following the date of the Annual Meeting, the number of directors will be reduced to eight and the number of directors in Class I will be reduced to two. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I directors will be elected to hold office until the annual meeting of stockholders in 2005 or until a successor has been duly elected and qualified. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

Certain Information Concerning the Nominees and Other Directors

The following table sets forth the names of the nominees for Class I directorships and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see “Other Information About the Board and its Committees” below.

NOMINEES FOR CLASS I DIRECTOR

Term Expiring at 2005 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

James F. McDonald (62)	June 2000
Director of the Company
Chairman of the Board of Scientific-Atlanta, Inc. (since November 2000); President and Chief Executive Officer, Scientific-Atlanta, Inc. (since July 1993); Director of Scientific-Atlanta, Inc., Burlington Resources, Inc. and Mirant Corporation.

Dr. Jeffrey P. Koplan (57)	July 2002
Director of the Company
Vice President for Academic Health Affairs, Woodruff Health Sciences Center of Emory University (since April 2002); Director of the Centers for Disease Control and Prevention (CDC) and Administrator of the Agency for Toxic Substances and Disease Registry (ATSDR) (1998-2002); President, Prudential Center for Health Care Research (1994-1998).

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class II Term Expiring at 2003 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Neil Williams (66)	April 1977
Director of the Company General Counsel and a Global Partner, AMVESCAP PLC, Atlanta (since September 1999); Partner, Alston & Bird LLP, Atlanta (prior to October, 1999; Managing Partner from 1989-1996); Director of Printpack, Inc. and Acuity Brands, Inc. and Trustee of The Duke Endowment.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class II Term Expiring at 2003 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Walter M. Hoff (50)	December 2000
Director of the Company
President and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer, Health Information Services division of the Company (August 1998-January 2001); Executive Vice President, First Data Corporation (1992-1998); Director of Metris Companies, Inc.

James R. Lientz, Jr. (59)	July 2001
Director of the Company
Retired President, Bank of America, MidSouth Banking Division (September 1996-December 2000); Director of Georgia Power Company and The Georgia Banking Company; Chairman of the Board, FCB Financial Corp.; Advisory Director of Webtone Technologies.

Class II Term Expiring at 2004 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

J. Veronica Biggins (55)	October 1995
Director of the Company
Senior Partner, Heidrick & Struggles (since 1995); Assistant to the President of the United States (1994-1995); Executive Vice President, NationsBank of Georgia (1973-1994); Director of Kaiser Foundation Health Plan of Georgia, Inc., Avnet, Inc. and Air Tran Airways.

Terri A. Dial (52)	June 2001
Director of the Company
Retired Chairman of the Board and Chief Executive Officer, Wells Fargo Bank and Group Executive Vice President, member of the management committee of Wells Fargo & Co. (1998-2001); Vice Chairman, Retail Banking, member of office of Chairman, Wells Fargo & Co. (1996-1998); Director of Blue Shield of California, Onyx Software and Wink Communications.

Class III
Term Expiring at 2004 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Kurt M. Landgraf (55)	July 2001
Director of the Company
President and Chief Executive Officer, Educational Testing Service (since 2000); Executive Vice President and Chief Operating Officer, E.I. DuPont de Nemours & Company (1998-2000); Chairman, DuPont Europe (1997-2000) and The DuPont Pharmaceutical Company (1997-2000); Executive Vice President, DuPont U.S. (1997-1998); Chief Financial Officer, E.I. DuPont de Nemours & Company (1996-1997); Director of IKON Office Solutions and aaiPharma.

Other Information About the Board and its Committees

Meetings and Compensation.    During the fiscal year ended May 31, 2002, the Company’s Board of Directors held eight meetings and took action by unanimous written consent on eleven other occasions. All incumbent directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company’s policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $30,000, part of which is payable in shares of Common Stock of the Company pursuant to the terms of the 2002 Non-Employee Director Compensation Plan described below, plus $1,000 per meeting attended. A non-employee director who serves as Chairman of the Board receives an annual retainer of $60,000, part of which is paid in shares of the Company’s Common Stock, plus $1,000 per meeting attended. Each member of the Audit, Compensation and Governance and Nominating Committees receives $1,000 per committee meeting attended (plus an additional $500 per meeting for the Chairman of each such committee) in addition to his or her other compensation as a director.

        1995 Non-Employee Director Compensation Plan.    During fiscal year 2002, the Company maintained the 1995 Non-Employee Director Compensation Plan (the “1995 Director Plan”), which entitled each of the Company’s non-employee directors to receive on June 1st of each year, in lieu of 50% of the annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, having a fair market value equal to 50% of such annual retainer. As of June 1, 2001, each of Ms. Biggins, Mr. McDonald and Mr. Williams was issued 506 shares of Common Stock and Mr. Yellowlees was issued 1,013 shares of Common Stock, in each case based on the fair market value of the Common Stock on that date of $29.66 per share. As of August 15, 2001, each of Ms. Dial, Mr. Lientz and Mr. Landgraf was issued 506 shares of Common Stock as a pro-rated retainer grant, based on the fair market value of the Common Stock on June 1, 2001. In addition, on August 15, 2001, options were granted under the 2000 Long-Term Incentive Plan to each of Ms. Dial, Mr. Lientz and Mr. Landgraf for 880 shares each of Common Stock at an exercise price per share of $35.51.

        2002 Non-Employee Director Compensation Plan.    In October 2001, the Company adopted the NDCHealth Corporation 2002 Non-Employee Director Compensation Plan (the “2002 Director Plan”), which supersedes the 1995 Director Plan and the 1984 Non-Employee Directors Stock Option Plan. The elements of non-employee director compensation provided under the 2002 Director Plan include an annual retainer in an amount set from time to time by the Board, which is normally paid 50% in cash and 50% in stock on June 1 of each year. Directors may irrevocably elect prior to the beginning of the fiscal year to defer receipt of the annual retainer in the form of “deferred stock rights,” which are shares of phantom stock that will be settled in stock at the end of a designated deferral period. Directors may make this election as to 0%, 50% or 100% of the annual retainer. Messrs. Neil Williams, Kurt M. Landgraf and James R. Lientz, Jr. each elected to take 100% of their 2003 annual retainers in the form of deferred stock rights. Pursuant to the 2002 Director Plan, on the day after each annual stockholders meeting, each non-employee director receives options to purchase shares of the Company’s Common Stock having a fair market value of $125,000 as of the grant date. These options are granted under the 2000 Long-Term Incentive Plan, have an exercise price equal to the fair market value of the Common Stock at the date of grant, and vest as to 20% of the shares two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The options become fully vested upon the optionee’s termination as a director for any reason and remain exercisable for the shorter of five years or the remainder of the original 10-year term. On October 26, 2001, options were granted pursuant to the 2002 Director Plan under the 2000 Long-Term Incentive Plan to each of the non-employee directors then in office for 3,370 shares of Common Stock at an exercise price per share of $37.10.

         Non-Employee Director Retirement Benefits.    Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director’s retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years’ service. There are currently three former directors who receive benefits under the retirement plan. As of August 1, 2002, the only remaining non-employee director eligible for retirement benefits was Mr. Williams, who had 25 5/12 years of service as a director for purposes of the retirement plan.

Committees.    The Company’s Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Certain information regarding the functions of the Board’s Committees and their present membership is provided below.

        Audit Committee.    The Company’s Board of Directors has an Audit Committee currently composed of Mr. Williams (Chair), Ms. Biggins and Mr. Landgraf, all of whom are independent within the meaning of the listing standards of the New York Stock Exchange. Pursuant to its charter, which is attached as Appendix A hereto, the Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company’s procedures for internal auditing, and inquires as to the adequacy of the Company’s internal accounting controls. The Audit Committee also reviews with financial management and the independent auditors the Company’s Annual Report on Form 10-K and the interim financial statements prior to the filing of the Company’s quarterly reports on Form 10-Q. During the fiscal year ended May 31, 2002, the Audit Committee held seven meetings, each of which was separate from regular Board meetings. See “Report of the Audit Committee.”

        Compensation Committee.    The Board of Directors also has a Compensation Committee currently composed of Ms. Biggins (Chair), Mr. McDonald, Ms. Dial and Mr. Lientz. This Committee reviews and determines levels of compensation and performance criteria for the Company’s executive officers and administers the Company’s various stock option, salary, incentive and benefit plans for employees. During the last fiscal year, the Compensation Committee held three meetings, all of which were separate from regular Board meetings.

        Governance and Nominating Committee.    The Governance and Nominating Committee was established by the Board of Directors in fiscal year 2002 and is currently composed of Mr. McDonald (Chair), Ms. Biggins, Ms. Dial, Dr. Koplan, Mr. Landgraf, Mr. Lientz, Mr. Williams and Mr. Yellowlees. The Governance and Nominating Committee is responsible for advising the Board of Directors on all Board governance matters, including: recommending the composition, role, structure and governance procedures of the Board; recommending the appointment, composition and responsibilities of Board Committees; identifying, evaluating and recommending to the Board candidates for membership on the Board; approving directors’ compensation based on Compensation Committee recommendations; and evaluating and assessing the performance of the Board. This Committee met twice during fiscal year 2002.

        Early in fiscal year 2003, the Governance and Nominating Committee recommended, and the Board of Directors approved, the designation from time to time of a non-management member of the Board to serve as Lead Director. The Lead Director’s duties will include serving as chair for all executive sessions of the non-management directors; communicating to the CEO the results of non-management executive Board sessions; determining, in conjunction with the Chairman of the Board, the agenda for all Board meetings; and such other duties as the Board may from time to time determine. Mr. Williams was appointed by the board to serve in this capacity, effective immediately following the 2002 Annual Meeting.

Common Stock Ownership of Management

The following table sets forth information as of July 31, 2002, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 15 persons, as a group, who were directors and/or executive officers of the Company on July 31, 2002.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
J. Veronica Biggins	33,392(2)	*
Terri A. Dial	1,144	*
Walter M. Hoff	219,692(3)	*
Randolph L.M. Hutto	13,244(4)	*
Jeffrey P. Koplan	408	*
Kurt M. Landgraf	1,484(5)	*
James R. Lientz, Jr.	1,484(5)	*
James F. McDonald	1,629	*
Charles W. Miller	57,723(6)	*
Glenn N. Rosenkoetter	(7)	*
E. Christine Rumsey	28,313(8)	*
Neil Williams	80,732(9)	*
Robert A. Yellowlees	1,798,358(10)	5.18%
All Directors and Executive Officers as a Group (15 individuals)	2,282,749(11)	6.58%

*	Less than one percent. On July 31, 2002, there were 34,691,428 outstanding shares of Common Stock.

(1)
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by that particular person and by the group but are not deemed outstanding for other purposes.

(2)	This amount includes 29,578 shares of Common Stock of which Ms. Biggins has the right to acquire beneficial ownership.
(3)
This amount includes 113,146 shares of Common Stock of which Mr. Hoff has the right to acquire beneficial ownership and 37,004 shares of restricted stock over which Mr. Hoff currently has sole voting power only.

(4)	This amount includes 12,126 shares of restricted stock over which Mr. Hutto currently has sole voting power only.
(5)
Includes 978 deferred stock rights to be settled in shares of Common Stock no later than 30 days after the respective director’s termination of services as a director for any reason. See “2002 Non-Employee Director Compensation Plan.”

(6)
This amount includes 36,369 shares of restricted stock over which Mr. Miller currently has sole voting power only and 18,801 shares of Common Stock of which Mr. Miller has the right to acquire beneficial ownership.

(7)	Mr. Rosenkoetter retired from the Company on June 21, 2002. His beneficial ownership as of July 31, 2002 is not included in the total.
(8)
This amount includes 12,155 shares of restricted stock over which Ms. Rumsey currently has sole voting power only and 13,614 shares of Common Stock of which Ms. Rumsey has the right to acquire beneficial ownership.

(9)
This amount includes 54,868 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership and 978 deferred stock rights to be settled in shares of Common Stock no later than 30 days after Mr. Williams’ termination of service as a director for any reason. See “2002 Non-Employee Director Compensation Plan.”

(10)
This amount includes 40,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 8,022 shares held by Mr. Yellowlees’ wife as to which he disclaims all beneficial ownership, 819,342 shares held by MRY Partners, L.P. (“MRY Partners”), a family limited partnership of which Mr. Yellowlees serves as the sole general partner, and 705,200 shares of which MRY Partners has the right to acquire beneficial ownership.

(11)
This amount includes 945,004 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 133,587 shares of restricted stock over which the beneficial owners have sole voting power only.

Common Stock Ownership by Certain Other Persons

The following table sets forth certain information as to the Common Stock of the Company beneficially owned as July 31, 2002 by the only person, other than Robert A. Yellowlees (whose beneficial ownership is reflected under “Common Stock Ownership of Management”), who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock. The table reflects information presented in such person’s Schedule 13G (and amendments thereto) as filed with the Securities and Exchange Commission (the “Commission”) and provided to the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Liberty Wanger Asset Management, L.P. (2) WAM Acquisition GP, Inc. Liberty Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,850,800	8.22%

(1)	Percent of Class is with respect to shares of Common Stock outstanding on July 31, 2002 (34,691,428 shares).

(2)
Based on Amendment No. 5 to the Schedule 13G dated February 13, 2002 filed by Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust. These entities have shared voting and shared dispositive power with respect to all shares.

Report of the Compensation Committee

Decisions on compensation and stock-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are made by the Compensation Committee and then presented to the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee and, accordingly, all awards or grants under the Company’s equity-based plans qualify for deduction under Section 162(m) of the Internal Revenue Code and meet the conditions for exemption under Rule 16b-3(d) under the Exchange Act.

The Company’s primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders’ interests. The overall goal of the Compensation Committee is to develop executive and employee compensation and equity-based programs and benefits that are consistent with and linked to the Company’s strategic and annual business objectives. During fiscal year 2002, the Compensation Committee engaged an independent executive compensation consulting firm, Pearl Meyer & Partners, to review and make recommendations with respect to the Company’s executive compensation program. The Compensation Committee also has responsibility for employee compensation and benefits.

Compensation Philosophy

The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

Long-Term and At-Risk Focus.  A significant percentage of total compensation for executive officers should be composed of long-term, at-risk rewards to focus senior management on the long-term interests of stockholders. Equity-based plans should comprise a major part of the long-term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

Short Term and At-Risk Focus.  A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

Competitiveness.  Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Peer Group Index used in the stockholder return analysis shown in this proxy statement, in addition to other firms in the Company’s business sectors. The Compensation Committee also received comparative data from an outside consultant on levels and components of compensation of executives of comparable companies.

Stock Option Awards and Restricted Stock Grants

Equity-based compensation comprises a significant portion of the Company’s key employee compensation programs. The Compensation Committee uses stock options and restricted stock awards to provide long-term, equity-based compensation for the Company’s executive officers.

Stock Options.  Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options vest two years after the date of grant with respect to 20% of the option shares, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual’s perceived potential to contribute to the future growth of the Company. The frequency and size of individual grant amounts vary.

Restricted Stock.  Restricted stock grants are granted on a selective basis to key employees in order to encourage focus on the longer term performance of the Company. Grants of restricted stock are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally three to four years from the date of grant.

Bonus Deferral Program.  A bonus deferral program was approved by the Board of Directors effective in fiscal year 1996 which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company’s objectives to increase executives’ stock ownership and at risk compensation. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. Miller elected to participate in this plan for the 2002 fiscal year.

Target Stock Ownership

The Company’s Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long-term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives were encouraged to achieve these guidelines by building stock ownership over a period of years.

Chief Executive Officer’s Compensation

Mr. Hoff assumed the duties of President and Chief Executive Officer of the Company effective February 1, 2001. Mr. Hoff’s fiscal year 2002 compensation derived primarily from annual performance plans, as well as commitments under his Employment Agreement effective as of December 1, 1999, which establishes the terms and conditions of his employment, including a minimum base salary, minimum bonus opportunity, and payments or benefits he is entitled to received upon termination. See “Executive Employment Agreements” herein.

Mr. Hoff’s annual bonus opportunity is dependent upon the achievement of agreed-upon financial and nonfinancial objectives based upon current year performance as well as actions to provide sustained long-term growth in stockholder value. The performance factors included in his bonus plan for fiscal year 2002 and 2003 include goals for revenue growth, operating income growth, earnings per share growth and increases in stockholder value.

COMPENSATION COMMITTEE
J. Veronica Biggins, Chairman
Terri A. Dial
James R. Lientz, Jr.
James F. McDonald

Compensation and Other Benefits

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 2002 (“2002 fiscal year”), May 31, 2001 (“2001 fiscal year”), and May 31, 2000 (“2000 fiscal year”), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. The persons listed above are hereinafter referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options (#)(2)		All Other Compen- sation ($)(3)
Walter M. Hoff	2002	400,000		225,000		350,002		—		4,892
President and Chief Executive Officer	2001	400,000		325,000		500,000		283,515	(4)	8,523
(2/1/2001 to present)	2000	400,000		100,000	(5)	139,857	(5)	—		8,308

Charles W. Miller	2002	320,285		176,250	(6)	456,442	(6)	70,000		—
Executive Vice President — Operations	2001	310,000		157,500	(7)	70,875	(7)	—		—
	2000	113,269	(8)	85,000		803,000		94,008	(4)	—

Glenn N. Rosenkoetter	2002	310,000		123,000		100,000		26,000		5,246
Executive Vice President — Sales and	2001	310,000		160,000		750,006		129,641	(4)	—
Marketing(9)	2000	35,769	(10)	—		—		—		—

Randolph L.M. Hutto	2002	306,058		112,500		125,000		17,000		—
Executive Vice President — Finance	2001	155,769	(11)	110,000		199,939		86,609		—
and Business Development

E. Christine Rumsey	2002	260,096		139,000		25,000		25,000		—
Vice President — Human Resources	2001	241,346		85,000		250,013		—		—
	2000	162,692	(12)	50,000		—		68,074	(4)	—

(1)
Awards of restricted shares to the Named Executive Officers prior to fiscal 2001 were made under the 1983 Plan, and awards of restricted shares to the Named Executive Officers during fiscal 2001 and fiscal year 2002 were made under the 2000 Long-Term Incentive Plan. The awards are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The 6,102 shares awarded to Mr. Hoff on June 1, 2000, the 2,390 shares awarded to Mr. Miller on June 1, 2001, and 3,885 shares awarded to Mr. Miller on August 9, 2002 as bonus deferral awards are scheduled to vest as to one-third of such shares on the first three anniversaries of the date of grant. All other shares of restricted stock shown in the table are scheduled to vest three years or more after the date of grant. The aggregate holdings and aggregate market value of restricted stock held on May 31, 2002 by the individuals listed in this table are: Mr. Hoff, 39,038 shares with a value of $1,259,756; Mr. Miller, 37,165 shares with a value of $1,199,315; Mr. Rosenkoetter, 34,715 shares with a value of $1,120,253;

Mr. Hutto, 10,380 shares with a value of $334,963; and Ms. Rumsey, 12,155 shares with a value of $392,242.

(2)	All option awards granted to the Named Executive Officers during fiscal year 2002 were made under the 2000 Long-Term Incentive Plan.

(3)	Reflects amounts representing Company contributions to the Company’s 401(k) Plan on behalf of the respective Named Executive Officers.

(4)	Such awards, including Mr. Hoff’s 2001 option award, are intended to be awards for more than one year.

(5)
Mr. Hoff received a bonus for 2000 of $100,000 in cash and $100,000 deferred in the form of restricted stock, which was increased by 35% pursuant to the Bonus Deferral Program. See “Report of the Compensation Committee – Bonus Deferral Program.”

(6)
Mr. Miller received a bonus for 2002 of $176,250 in cash and $58,750 deferred in the form of restricted stock, which was increased by 35% pursuant to the Bonus Deferral Program. See “Report of the Compensation Committee – Bonus Deferral Program.”

(7)
Mr. Miller received a bonus for 2001 of $157,500 in cash and $52,500 deferred in the form of restricted stock, which was increased by 35% pursuant to the Bonus Deferral Program. See “Report of the Compensation Committee – Bonus Deferral Program.”

(8)	Compensation is for a partial year as Mr. Miller joined the Company in January, 2000.

(9)	Mr. Rosenkoetter retired from the Company on June 21, 2002.

(10)	Compensation is for a partial year as Mr. Rosenkoetter joined the Company in May, 2000.

(11)	Compensation is for a partial year as Mr. Hutto joined the Company in November, 2000.

(12)	Compensation is for a partial year as Ms. Rumsey joined the Company in September, 1999.

Option Grants.    The following table sets forth information concerning stock options granted to the Named Executive Officers during the 2002 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in FY 2002	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Walter M. Hoff	0	(3)	—	—	—	—
Charles W. Miller	70,000		9.12%	29.66	6/01/11	853,613
Glenn N. Rosenkoetter	26,000		3.39%	29.66	6/01/11	317,056
Randolph L.M. Hutto	17,000		2.22%	29.66	6/01/11	207,306
E. Christine Rumsey	25,000		3.25%	29.66	6/01/11	304,862

(1)
These grants were made pursuant to the 2000 Long-Term Incentive Plan. The options have a ten-year term, an exercise price equal to the fair market value of the Common Stock at the date of grant and, except as provided below, vest as to 20% of the shares two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. Pursuant to employment agreements with these executive officers, vesting of the options would accelerate in whole or in part upon certain qualifying terminations of employment.

(2)
The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used for these grants included a risk-free interest rate of 5.11%, expected dividend yields of 0.54%, an expected volatility of 43%, and expected lives of seven years.

(3)	Mr. Hoff’s 2001 option awards were intended to be awards for more than one year.

Option Exercises and Fiscal Year-End Values.    The following table sets forth information concerning each exercise of options during the 2002 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter M. Hoff	—	—	53,899	349,395	388,072	4,614,820
Charles W. Miller	—	—	18,801	145,207	183,309	915,968
Glenn N. Rosenkoetter	—	—	0	155,641	0	2,250,448
Randolph L. M. Hutto	—	—	0	103,609	0	1,088,874
E. Christine Rumsey	—	—	13,614	79,460	238,653	1,019,933

Retirement Plan.    The National Data Corporation Employees’ Retirement Plan (the “Retirement Plan”), which provides monthly benefits upon retirement to eligible employees, was closed to new participants beginning June 1, 1998. None of the Named Executive Officers is a participant in the Retirement Plan or in the Supplemental Executive Retirement Plan, which provides supplemental retirement benefits to certain former executives.

Executive Employment Agreements.    During fiscal year 2002, each of Messrs. Hoff, Miller, Rosenkoetter and Hutto and Ms. Rumsey had employment agreements with the Company, the material terms of which are summarized below.

The executive is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial and non-financial objectives reflecting the executive’s area and scope of responsibility. The executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. Under the employment agreements, the executives currently receive the following annual salaries: Mr. Hoff, $400,000; Mr. Miller, $325,000; Mr. Rosenkoetter, $310,000; Mr. Hutto, $315,000 and Ms. Rumsey, $275,000.

The executives have agreed in their employment agreements not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of their employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the executive with or without “good reason” (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If, prior to a change in control of the Company, the executive’s employment is terminated by the Company without cause (but not for poor performance) or the executive resigns for good reason, the Company will be required to pay accrued salary and benefits through the date of termination plus a portion of his or her annual bonus for the current year. For up to 18 months, or until the executive is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive his or her base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards will vest, and those stock options that would have vested in the next

24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

If, prior to a change in control of the Company, the executive’s employment is terminated by the Company for poor performance, the Company will be required to pay the executive’s accrued salary and benefits through the date of termination plus a portion of the target annual bonus for the current year. For up to 12 months, or until he or she is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive’s base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards and stock options that would have vested in the next 24 months will vest, and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

If, after a change in control of the Company, the executive’s employment is terminated by the Company without cause or he or she resigns for good reason, the Company will be required to pay the executive’s accrued salary and benefits through the date of termination plus 100% of his or her annual bonus opportunity for the current year. For 24 months or unless the executive violates certain restrictive covenants, the Company will continue to pay the executive’s base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards and stock options will vest, and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of death, disability or retirement, the executive will be entitled to accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he or she resigns from the Company without good reason, the executive will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Stockholder Return Analysis

The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Standard and Poor’s 500 Stock Index (the “S&P 500”) and a self-determined peer group of twelve companies (the “Peer Group”) for the five-year period ended May 31, 2002. The graph assumes an investment in the Company’s Common Stock, the S&P 500 and the Peer Group of $100 on May 31, 1997, and that all dividends were reinvested. For purposes of this graph, the distribution of the Global Payments Inc. shares is treated as a nontaxable cash dividend that would have been converted into additional shares of NDCHealth’s Common Stock at the close of business on February 1, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG NDCHEALTH CORPORATION, THE S&P 500 INDEX
AND THE HEALTHCARE INDUSTRY COMPARATOR GROUP

The Peer Group includes the following companies: Allscripts Healthcare Solutions, Inc., Cerner Corporation, Dendrite International, Inc., Eclipsys Corporation, IDX Systems Corporation, IMS Health Incorporated, MedQuist Inc., Per-Se Technologies, Inc., Proxymed, Inc., Quintiles Transnational Corp., Trizetto Group, Inc. and WebMD Corporation.

In last year’s proxy statement, the Company included the Standard and Poor’s Computers (Software and Services) Index (the “Computers Index”) in the comparison chart. The Company is replacing the Computers Index with the Peer Group because, with the spin-off of Global Payments Inc. on February 1, 2002, the Company now operates solely as a healthcare information services company. We believe it is more appropriate to compare the Company’s stock performance to a comparable group of healthcare information services companies. The Computers Index is not included for historical comparison because, effective December 31, 2001, the Computers Index is no longer a reported index.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee is composed of independent directors, and operates under a written charter approved by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement.

Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and has represented to the Committee that the Company’s 2002 consolidated financial statements are in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management and Ernst & Young LLP, the Company’s independent accountants.

The Committee reviewed with Ernst & Young LLP the matters required to be discussed under SAS 61. The Committee also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP their independence.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2002, for filing with the Securities and Exchange Commission. In further reliance on such reviews and discussions, nothing has come to the attention of the Committee that would cause the Committee to believe that the audited financial statements contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Committee also recommended, and the Board of Directors has approved, Ernst & Young LLP as the Company’s independent accountants for 2003.

Audit Committee

Neil Williams, Chairman
J. Veronica Biggins
Kurt M. Landgraf

Company’s Relationship with Independent Accountants

The independent public accounting firm of Arthur Andersen LLP was initially engaged as the Company’s auditors for the fiscal year ended May 31, 2002. Effective subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 1, 2002, the Board of Directors, upon recommendation of the Audit Committee, decided to terminate Arthur Andersen LLP as the Company’s independent public accountants, and to appoint Ernst & Young LLP as its independent public accountants for the year ended May 31, 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of Arthur Andersen are not expected to attend the meeting.

The reports by Arthur Andersen LLP on the Company’s consolidated financial statements for each of the fiscal years ended May 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended May 31, 2001 and through the quarter ended March 1, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated March 27, 2002 stating its agreement with such statements was filed as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the Commission on March 27, 2002.

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the review of the Company’s financial statements included in its Forms 10-Q for fiscal year 2002 were $46,051. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and fiscal year 2001 were $1,252,095. This amount includes $200,756 for the fiscal year 2002 audit of TechRx Incorporated (“TechRx”). Ernst & Young LLP was the independent auditor of TechRx prior to the Company’s acquisition of a controlling interest in TechRx.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Arthur Andersen LLP or Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems and implementation for fiscal year 2002.

All Other Fees

The aggregate fees billed by Arthur Andersen LLP for services to the Company for fiscal year 2002, other than the services described above under “Audit Fees,” were $180,712 for Tax Compliance and Accounting Consultation.

The aggregate fees billed by Ernst & Young LLP for services to the Company for fiscal year 2002, other than the services described above under “Audit Fees,” were $1,286,420, which includes $335,600 for Transaction Support Services, $353,139 for Internal Audit Services,* $302,962 for Tax Compliance and $294,719 for Accounting Consultation and Other. These amounts include $225,824 paid by TechRx.

*
Prior to its engagement as the Company’s independent auditors, Ernst & Young LLP rendered internal audit services to the Company. This relationship was terminated and Ernst & Young ceased performing such services upon its appointment as the Company’s independent accountants. Subsequently, the Company has engaged another public accounting firm to provide internal audit services.

The Audit Committee has considered whether the provision of non-audit services by the independent public accountants is compatible with maintaining auditor independence and has determined that such independence has been maintained.

Transactions with Related Parties

Two full recourse, secured loans remain outstanding from the Company to MRY Partners, a family limited partnership of which Mr. Yellowlees serves as the sole general partner. These loans, in the aggregate principal amount of $3,158,635, were extended during 2001 to fund the exercise prices of certain stock options that would have had to expire earlier than called for in the stock option agreements as a result of Mr. Yellowlees’ termination of employment from the Company due to the Company’s reorganization and spin-off of Global Payments Inc. The Company chose not to extend the stock option exercise periods to their original dates. In lieu of this, loans were offered to the executive to permit exercise within the accelerated 90-day time period for the stock options. The partnership exercised the options with the proceeds of the loans. These loans are represented by full recourse notes which bear interest at the applicable federal rate in effect at the time the loans were made (4.63% and 4.77%, respectively), and are secured by shares of Company stock. These loans will become due and payable on June 1, 2003, and June 1, 2004, respectively, which dates correspond to the original terms of the related stock options. A similar loan in the original principal amount of $1,128,373 was repaid in full during fiscal year 2002, ahead of its due date.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended May 31, 2002, and none of such persons has ever served as an officer of the Company or any of its subsidiaries. Ms. Biggins serves as a Senior Partner in the Atlanta, Georgia office of Heidrick & Struggles, an executive search firm. The Company paid approximately $59,240 to another office of Heidrick & Struggles in fees for services rendered during the fiscal year ended May 31, 2002.

Additional Information

Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company, however, stockholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder-New Jersey to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

Other Matters.    Neither management nor the Board of Directors is aware of any matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Stockholder Proposals.    Proposals of stockholders of the Company intended to be presented for consideration at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before May 13, 2003, in order to be included in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting. In addition, with respect to any stockholder proposal that is not submitted for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting, but is instead sought to be presented directly to the stockholders at the 2003 Annual Meeting, management will be able to vote proxies in its discretion if the Company either (i) receives notice of the proposal before the close of business on July 27, 2003 and advises stockholders in the proxy statement for the 2003 Annual Meeting about the nature of the proposal and how management intends to vote on the proposal, or (ii) does not receive notice of the proposal before the close of business on July 27, 2003.

Stockholder List.    The Company will maintain a list of stockholders entitled to vote at the Annual Meeting at its corporate offices at NDC Plaza, Atlanta, Georgia 30329-2010. The list will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten days prior to the meeting. The list will also be available for examination at the Annual Meeting.

Annual Report on Form 10-K.    A copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2002 will be provided, free of charge, upon written request of any stockholder addressed to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s 10-K is available on the Internet on the Securities and Exchange Commission’s web site (www.sec.gov).

Closing Price.    The closing price of the Common Stock, as reported by the New York Stock Exchange on August 28, 2002, was $20.91.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required except as set forth below, the Company believes that, during the 2001 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock as required pursuant to Section 16(a) of the Exchange Act, except that a Form 3 on behalf of Terri A. Dial was filed late.

APPENDIX A

NDCHEALTH CORPORATION

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

•
The Audit Committee is a committee of the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

•	In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication with the Company’s internal auditors and independent accountant.

2.
Recommend to the Board of Directors the independent accountant to be nominated, review and approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant. It is understood that the independent accountant for the Company is ultimately accountable to the Audit Committee and the Board of Directors.

3.
Require that the independent accountant submits, on a periodic basis, a formal written statement delineating all relationships between the independent accountant and the Corporation. The Committee is responsible for reviewing with the independent accountant any disclosed relationships or services that, in the judgment of the Committee may affect the objectivity or independence of the independent accountant, and for recommending that the Board of Directors take appropriate action in response to the independent accountant’s report.

4.
Consider, in consultation with the independent accountant, the director of internal auditing, and other members of management as appropriate, the audit scope and plan of the internal auditors and the independent accountant.

5.	Consider and review:

•	The adequacy of the Company’s system of internal controls

•	Any related significant findings and recommendations of the independent accountant and internal auditors together with management’s responses thereto.

•	Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

6.	Review with the independent accountant and management, at the completion of the annual examination, the audit of the financial statements, including footnotes and audit report.

A-1

7.
Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

8.	Prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the annual proxy statement commencing with the 2001 Annual Meeting.

9.	Review and be responsive to any regulatory agencies’ concerns or inquiries with regard to reports or correspondence on behalf of the Board of Directors.

The Audit Committee shall have the power to conduct or authorize investigation into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Committee shall meet at least quarterly, either in person or by telephone conference.

Membership of the Audit Committee shall consist of at least three or more independent directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

A-2

PROXY
NDCHEALTH CORPORATION
ATLANTA, GEORGIA
ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of NDCHealth Corporation (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or Patricia A. Wilson or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s offices at NDC Plaza, Atlanta, Georgia 30329-2010, on October 24, 2002, at 9:00 A.M., EST (the “Annual Meeting”), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 30, 2002, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

1.    ELECTION OF DIRECTORS.

On the proposal to elect the following directors to serve until the 2005 Annual Meeting of Stockholders of the Company or until his successor is elected and qualified:
James F. McDonald                                         Dr. Jeffrey P. Koplan

FOR    ☐                            WITHHOLD AUTHORITY    ☐

Instructions: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.

— — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the director nominees and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Shares Held:

Signature of Stockholder

Signature of Stockholder (If Held Jointly)

Dated:
Month                          Day
Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF NDCHEALTH CORPORATION’S BOARD OF DIRECTORS
AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
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Please detach proxy at perforation before mailing.
YOU MAY VOTE BY TELEPHONE OR THE INTERNET.
DETACH CARD
If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail
Call Toll-Free using a Touch-Tone phone 1-800-542-1160	Access the Website and cast your vote http://www.votefast.com	Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. EST on October 23, 2002, to be counted in the final tabulation.

Your control number is

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. EST, October 23, 2002, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.